                                                                 EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             RENTX INDUSTRIES, INC.

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                             RENTX INDUSTRIES, INC.
                             A DELAWARE CORPORATION


                                    ARTICLE I
                                     OFFICES

                  Section 1.01 REGISTERED OFFICE. The registered office of RentX Industries, Inc. (hereinafter called the "Corporation") shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board").

                  Section 1.02 PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

                  Section 1.03 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 2.01 ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

                  Section 2.02 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board pursuant to a resolution approved by a majority of the entire Board, or by the Chairman of the Board or the President and Chief Executive Officer of the Corporation or by a committee of the Board (duly authorized and empowered by the Board to call such meetings), but such special meetings shall not be called by any other person or persons.

                  Section 2.03 PLACE OF MEETINGS. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof. In the absence of any such designation, stockholders' meetings shall be held at the principal executive offices of the Corporation.

                  Section 2.04 NOTICE OF MEETINGS. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary or by transmitting a notice thereof to him at such address by telegraph or facsimile transmission. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

                  Section 2.05 QUORUM. The holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                  Section 2.06      VOTING.

                  (a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question, unless the question is one upon which by express provision of statute or the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

                  Section 2.07 LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

                  Section 2.08 INSPECTORS OF ELECTION. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

                  Section 2.09 ADVANCE NOTICE OF STOCKHOLDER PROPOSALS BEFORE ANY MEETING OF STOCKHOLDERS. To be properly brought before any meeting of stockholders, business must be specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before any meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal; and (iv) any material or financial interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.09. The Chairman of the Board or other presiding officer of the annual meeting shall, if the facts warrant, determine and declare at a meeting of the stockholders that business was not properly brought before the meeting in accordance with the provisions of this Section 2.09, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

                  Section 2.10 STOCKHOLDER ACTION WITHOUT MEETINGS. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III
                               BOARD OF DIRECTORS

                  Section 3.01 GENERAL POWERS. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.

                  Section 3.02 NUMBER. The authorized number of the directors of the Corporation shall be established from time to time by the Board.

                  Section 3.03 ELECTION OF DIRECTORS. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.06 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

                  Section 3.04 NOMINATION OF DIRECTORS. Nomination of persons for election to the Board, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made by a stockholder only if timely written notice of such nomination or nominations has been given to the Secretary of the Corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day of which such notice of the date of the annual meeting was mailed or such public disclosure was made. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination or nominations; (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business address and residence address, and principal occupation or employment of each nominee; (iv) the class and number of shares of capital stock of the Corporation that are beneficially owned by each nominee; (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (vi) such other information regarding each nominee as would be required to be disclosed and included in a proxy statement pursuant to the proxy rules then in effect promulgated by the Securities Exchange Act of 1934, as amended; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  The Board may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of this Section 3.04. If the Board determines that the information provided in the stockholder's notice does not satisfy the informational requirements of this Section 3.04 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed ten days from the date such deficiency notice is given to the stockholder, as the Board shall determine. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3.04 in any material respect, then the Board may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the requirements of this Section 3.04.

                  Section 3.05 RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.06 VACANCIES. Any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until the next annual election of directors and his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. If there are no directors in office, then an election of directors may be held in the manner prescribed by statute. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office. Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

                  Section 3.07 PLACE OF MEETING; TELEPHONE CONFERENCE MEETING. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board, or any committee designated by the Board, by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                  Section 3.08 FIRST MEETING. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

                  Section 3.09 REGULAR MEETINGS. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

                  Section 3.10 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the President and Chief Executive Officer or Chairman of the Board on not less than forty-eight hours' notice to each director, either personally, by mail, by telegram, by courier, by facsimile transmission or by telephone. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the Secretary in like manner or on like notice on the written request of the sole director.

                  Section 3.11 QUORUM AND ACTION. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. If only one director is authorized, such sole director shall constitute a quorum. The directors shall act only as a Board, and the individual directors shall have no power as such.

                  Section 3.12 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

                  Section 3.13 COMPENSATION. No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 3.14 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or adoption or amending or repealing any bylaw of the Corporation. Meetings of any committee may be called in the manner provided in these Bylaws for the calling of meetings of the Board. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

                  In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

                  A majority of the members, or replacements thereof, of any such committee shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the members, or replacements thereof, of any such committee shall be regarded as the act or decision of the entire committee.


                                   ARTICLE IV
                                    OFFICERS

                  Section 4.01 OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President and Chief Executive Officer, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. One person may hold two or more offices. The salaries of all officers of the Corporation, except such officers as may be appointed by the President and Chief Executive Officer in accordance with the provisions of Section 4.03 of these Bylaws, shall be fixed by the Board.

                  Section 4.02 ELECTION. The officers of the Corporation, except such officers as may be appointed by the President and Chief Executive Officer in accordance with the provisions of Section 4.03 of these Bylaws, shall be chosen annually by the Board, and each shall hold office until they shall resign or shall be removed or otherwise disqualified to serve, or until their successors shall be elected and qualified.

                  Section 4.03 SUBORDINATE OFFICERS. The Board may appoint, or may authorize the President and Chief Executive Officer to appoint such assistant or other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President and Chief Executive Officer from time to time may specify, and shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve.

                  Section 4.04 REMOVAL AND RESIGNATION. Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board. An officer appointed by the President and Chief Executive Officer pursuant to Section 4.03 of these Bylaws may also be removed by the President and Chief Executive Officer. Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President and Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 4.05 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for the regular elections or appointments to such office.

                  Section 4.06 POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.


                                    ARTICLE V
                            SHARES AND THEIR TRANSFER

                  Section 5.01 CERTIFICATES FOR STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing the shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been canceled, except in cases provided for in Section 5.04 of these Bylaws.

                  Section 5.02 TRANSFER OF STOCK. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 5.03 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                  Section 5.03 REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                  Section 5.04 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

                  Section 5.05 RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, to consent to corporate action without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than 60 nor less than ten days before the date of such meeting, shall not be more than ten days after the resolution fixing the record date for such consent or shall not be more than 60 days prior to any other action, as the case may be. If, in any such case, the Board shall not fix a record date, the record date for determining stockholders for any such purpose shall be determined as provided in the General Corporation Law of Delaware. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 5.06 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President and Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

                  Section 5.07 STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


                                   ARTICLE VI
                                 INDEMNIFICATION

                  Section 6.01 ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actual and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

                  Section 6.02 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 6.03 DETERMINATION OF RIGHT OF INDEMNIFICATION. Any indemnification under Section 6.01 or 6.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 of these Bylaws. Such determination shall be made (i) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Section 6.04 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VI, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 or 6.02 of these Bylaws, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 6.05 ADVANCE OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

                  Section 6.06 BROADEST LAWFUL INDEMNIFICATION. In addition to the foregoing, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time (but, in case of any amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of indemnification than is permitted to the Corporation prior to such amendment or change), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation against expenses (including attorneys' fees), judgments, fine and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time (but, in case of an amendment to or change in Delaware law, only to the extent that such amendment or change permits the Corporation to provide broader rights of payment of expenses incurred in advance of the final disposition of an action, disposition, suit or proceeding than is permitted to the Corporation prior to such amendment or change), pay to such person any and all expenses (including attorneys' fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 6.06. The first sentence of this Section 6.06 to the contrary notwithstanding, the Corporation shall not indemnify any such person under any provision of this Article VI with respect to any of the following matters: (i) remuneration paid to such person under any provision of this Article VI if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful; provided, however, that the Corporation shall perform its obligations under the second sentence of this Section 6.06 on behalf of such person until such time as it shall be ultimately determined by a final judgment or other final adjudication that he is not entitled to be indemnified by the Corporation as authorized by the first sentence of this Section 6.06 by virtue of any of the preceding clauses (i), (ii), (iii), (iv) or (v).

                  Section 6.07 OTHER ENTERPRISES. For the purposes of this
Article VI, a director or officer of the Corporation who is made a party or is threatened to be made a party to any threatened, pending or completed suit or proceeding by reason of the fact that he or she is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be deemed to have been so made or threatened to be made a party by reason of the fact that he or she is or was a director or officer of the Corporation. For that purpose, references to an "other enterprise" shall include any employee benefit plan; references in this Article VI to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references in this Article to "serving at the request of the Corporation," shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article
VI. A director or officer of the Corporation who was a director, officer, employee or agent of a corporation or other enterprise whose business is acquired by the Corporation, whether in a purchase of stock or assets, a merger or otherwise, shall not be entitled to indemnification or the advancement of expenses under this Article VI in respect of any claim or matter relating to the assets or business of such corporation or other enterprise to the extent that it arises out of or relates to facts or circumstances occurring or existing prior to such acquisition or to the extent that the Corporation has a claim against such officer, director, corporation or other enterprise in respect of such claim or matter under the agreements entered into in connection with such acquisition.

                  Section 6.08 NON-EXCLUSIVITY. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 6.09 INSURANCE. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

                  Section 6.10 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, but shall not be obligated to, indemnify and advance expenses to any employee or agent of the Corporation to the same extent that it is obligated to indemnify directors and officers under this Article VI, but any such action shall be taken only if and to the extent specifically authorized by the Board in the particular case.

                  Section 6.11 SEVERABILITY. If any part of this Article VI shall be found in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

                  Section 6.12 AMENDMENTS. The foregoing provisions of this
Article VI shall be deemed to constitute an agreement between the Corporation and each of the persons entitled to indemnification hereunder, as long as such provisions remain in effect. Any amendment to the foregoing provisions of this
Article VI which limits or otherwise adversely affects the scope of indemnification or rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons whose rights hereunder are adversely affected. Any person entitled to indemnification under the foregoing provisions of this Article VI shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.


                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.01 SEAL. The Board shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

                  Section 7.02 WAIVER OF NOTICES. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

                  Section 7.03 LOANS AND GUARANTIES. The Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or of its subsidiaries, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                  Section 7.04 GENDER. All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.